As filed with the Securities and Exchange Commission on January 12, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	93-0948554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10390 Pacific Center Court

San Diego, California 92121

(858) 646-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vijay B. Samant

President and Chief Executive Officer

Vical Incorporated

10390 Pacific Center Court

San Diego, California 92121

(858) 646-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Frederick T. Muto, Esq.

Cooley Godward Kronish LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee(2)
Preferred Stock, par value $0.01 per share(3)	—		—
Common Stock, par value $0.01 per share(3)	—		—
Total	$80,000,000	(4)	$8,560	(5)

(1)	The proposed maximum aggregate offering price per each class of security will be determined from time to time by the registrant in connection with the issuance of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(2)	Calculated in accordance with Rule 457(o) under the Securities Act.
(3)	Subject to notes 4 and 5 below, this registration statement registers an indeterminate number of shares of common stock and preferred stock that the registrant may sell from time to time. Pursuant to Rule 416 and Rule 457(i) under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions, or upon conversion of any preferred stock being registered under this registration statement.
(4)	Subject to note 5 below, in no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $80,000,000. The securities registered hereunder may be sold separately or in combination with other securities registered hereunder.
(5)	Pursuant to Rule 429 under the Securities Act of 1933, in addition to the $80,000,000 in the aggregate of common stock and preferred stock being registered under this registration statement, the prospectus contained herein also relates to $31,556,478 in the aggregate of common stock and preferred stock previously registered under the registrant’s registration statement on Form S-3 (Registration No. 333-131307), filed on January 27, 2006 and remaining unsold, for which a registration fee in the amount of $3,377 was paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PURSUANT TO RULE 429(a) UNDER THE SECURITIES ACT, THE PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT RELATES TO (I) SECURITIES REGISTERED UNDER THIS REGISTRATION STATEMENT AND (II) SECURITIES REGISTERED AND REMAINING UNSOLD UNDER THE REGISTRANT’S REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-131307) FILED ON JANUARY 27, 2006. PURSUANT TO RULE 429(b) UNDER THE SECURITIES ACT, THIS REGISTRATION STATEMENT SHALL ACT, UPON EFFECTIVENESS, AS A POST-EFFECTIVE AMENDMENT TO THE REGISTRANT’S REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-131307).

The information in this prospectus is not complete and may be changed. We may not sell the securities registered hereunder until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to completion, dated January 12, 2007)

PROSPECTUS

$111,556,478

Vical Incorporated

Preferred Stock

Common Stock

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell preferred stock, common stock or a combination of these securities for an aggregate initial offering price of up to $111,556,478. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering.

Our common stock is currently traded on the Nasdaq Global Market under the symbol “VICL.” On January 11, 2007, the last reported sales price for our common stock was $6.84 per share.

Investing in our securities involves risks. See “ Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to offer or sell any securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is                     , 2007

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus or any prospectus supplement. We are not making an offer to sell or seeking an offer to buy these securities in any jurisdiction where an offer and sale is not permitted. The information contained in this prospectus, any prospectus supplement or any document incorporated by reference herein is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any sale of a security by us.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell preferred stock, common stock or a combination of these securities in one or more offerings up to a total dollar amount of $111,556,478, of which $80,000,000 is being registered under this registration statement and $31,556,478 was previously registered under our registration statement filed on January 27, 2006. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering. Whenever we refer to “Vical,” “we,” “our” or “us” in this prospectus, we mean Vical Incorporated, unless the context suggests otherwise.

ABOUT OUR BUSINESS

We research and develop biopharmaceutical products based on our patented DNA delivery technologies for the prevention and treatment of serious or life-threatening diseases. In addition, we have gained access to enhancing technologies through licensing and collaborative agreements. We believe the following areas of research offer the greatest potential for our product development efforts:

•	vaccines for use in high-risk populations for infectious disease targets for which there are significant needs in the United States;

•	vaccines for general pediatric or adult populations for infectious disease applications; and

•	cancer vaccines or immunotherapies which complement our existing programs and core expertise.

We plan to continue leveraging our patented technologies through licensing and collaborations. We also plan to use our expertise, infrastructure, and financial strength to explore both in-licensing and acquisition opportunities.

We, together with our licensees and collaborators, are currently developing a number of DNA-based vaccines and therapeutics for the prevention or treatment of infectious diseases, cardiovascular diseases and cancer. Our current independent development focus is on our novel plasmid DNA, or pDNA, vaccines for cytomegalovirus, or CMV, and avian influenza, as well as our cancer immunotherapeutics, Allovectin-7® and IL-2/electroporation.

We were incorporated in Delaware in 1987. Our headquarters are located at 10390 Pacific Center Court, San Diego, California 92121. Our telephone number is (858) 646-1100. We maintain an Internet website at www.vical.com. The reference to our Internet address does not constitute incorporation by reference of the information contained on our website.

Any brand names or trademarks appearing in this prospectus, in any prospectus supplement or in documents incorporated by reference in this prospectus are the property of their respective owners.

RISK FACTORS

Investing in our securities involves risks. Before deciding whether to invest in our securities, you should consider carefully the risk factors discussed in the section entitled “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, as filed with the Securities and Exchange Commission, or SEC, on November 9, 2006, which is incorporated herein by reference in its entirety, as well as any amendment or update thereto reflected in subsequent filings with the SEC. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding, among other things, our business, our financial position and the research and development of biopharmaceutical products based on our patented DNA delivery technologies. Such statements are based largely upon our expectations and projections about future events, and so are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing biopharmaceutical products based on our patented DNA delivery technologies, that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Among the factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements are risks and uncertainties incorporated by reference under “Risk Factors” in this prospectus and described in our filings with the SEC.

Although our forward-looking statements reflect good faith beliefs of our management, these statements are based only on facts and circumstances currently known to us. As a result, we cannot guarantee future results, events, levels of activity, performance or achievement as expressed in or implied by our forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

FINANCIAL RATIOS

Our ratios of combined fixed charges and preference dividends to earnings are as follows for the periods indicated:

	Nine Months Ended September 30, 2006	Years Ended December 31,
		2005	2004	2003	2002	2001
Ratio of combined fixed charges and preference dividends to earnings	—	—	—	—	—	—

For the years ended December 31, 2005, 2004, 2003, 2002 and 2001 and the nine months ended September 30, 2006, our earnings were insufficient to cover fixed charges by $24,537,000, $23,733,000, $24,450,000, $27,932,000, $9,240,000 and $15,226,000, respectively. Fixed charges consist of interest expense, including capitalized interest, on all debt, amortized premiums, discounts and capitalized expenses related to indebtedness and estimated interest included in rental expense. For the periods indicated above and as of the date of this prospectus, we have had no preference securities outstanding.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including clinical trial expenses, research and development expenses, general and administrative expenses, manufacturing expenses, and potential acquisitions of companies and technologies that complement our business. Pending their application, we expect to invest the net proceeds in investment-grade, interest-bearing instruments.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of three ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

We may distribute the securities:

•	from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Each time we offer and sell securities, we will provide a prospectus supplement that will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price of the securities and the proceeds to be received by us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Underwriters or dealers may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’

obligations to purchase the securities will be subject to certain conditions precedent, but the underwriters or dealers will be obligated to purchase all of the securities if they purchase any of the securities, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will name the underwriter in the prospectus supplement and describe the nature of any such relationship.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to the agent. Generally, any agent will act on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in an offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market, if possible. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market, if possible. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in an offering. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions on the Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the applicable securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of:

•	preferred stock, 5,000,000 shares of which were authorized and none of which was issued and outstanding as of September 30, 2006; and

•	common stock, 80,000,000 shares of which were authorized and 31,596,408 shares of which were issued and outstanding as of September 30, 2006.

Common Stock

The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 8, 1993 is incorporated herein by reference in its entirety, as well as any amendment or update thereto reflected in subsequent filings with the SEC. See “Incorporation of Certain Documents by Reference.”

Preferred Stock

To date, our board of directors has designated 40,000 shares of preferred stock as Series A participating preferred stock. These shares were originally reserved for issuance under our Rights Agreement, dated as of March 20, 1995, with First Interstate Bank of California which has since expired in accordance with its terms. No shares of our Series A participating preferred stock are currently issued and outstanding.

Under our certificate of incorporation, our board of directors is authorized to issue additional shares of our preferred stock from time to time, in one or more classes or series, without stockholder approval. Prior to the issuance of shares of each class or series, our board of directors is required by the Delaware General Corporation Law, or DGCL, and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Delaware Secretary of State. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions of that class or series, including the following:

•	the number of shares constituting each class or series;

•	voting rights;

•	rights and terms of redemption, including sinking fund provisions;

•	dividend rights and rates;

•	terms concerning the distribution of assets;

•	conversion or exchange terms;

•	redemption prices; and

•	liquidation preferences.

All shares of preferred stock offered by this prospectus, when issued and paid for, will be validly issued, fully paid and nonassessable and will not have any preemptive or subscription rights.

We will describe in a prospectus supplement relating to the class or series of any preferred stock being offered the following terms:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

•	voting rights, if any, of the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Anti-Takeover Provisions

There are provisions of the DGCL, our certificate of incorporation and our bylaws that could have the effect of delaying, deferring or preventing an acquisition of Vical, including transactions in which our stockholders might otherwise receive a premium for their shares. These provisions could also limit the ability of our stockholders to remove current management or approve transactions that our stockholders may deem to be in their best interests.

Delaware Law. We are subject to Section 203 of the DGCL, which restricts our ability to enter into a business combination with an interested stockholder for a period of three years. Generally, a business combination means a merger, asset sale or other transaction resulting in a financial benefit to the stockholder. An interested stockholder means a stockholder who, together with that stockholder’s affiliates and associates, owns 15% or more of our outstanding voting stock. These restrictions do not apply if:

•	before the date a stockholder becomes an interested stockholder, our board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

•	upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to exceptions; or

•	on or after the date a stockholder becomes an interested stockholder, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Certificate of Incorporation and Bylaws. Some provisions of our certificate of incorporation and bylaws could also have anti-takeover effects. These provisions:

•	provide for a board comprised of three classes of directors with each class serving a staggered three-year term;

•	authorize our board of directors to issue preferred stock from time to time, in one or more classes or series, without stockholder approval;

•	require the approval of at least two-thirds of our outstanding voting stock to amend specified provisions of our certificate of incorporation;

•	require the approval of at least two-thirds of our total number of authorized directors, or two-thirds of our outstanding voting stock, to amend our bylaws;

•	provide that special meetings of our stockholders may be called only by our Chief Executive Officer, or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•	do not include a provision for cumulative voting for directors (under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors).

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Mellon Investor Services LLC. Its address is 400 South Hope Street, 4th Floor, Los Angeles, CA 90071 and its telephone number is (800) 522-6645.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain any future earnings to support operations and to finance the growth of our business and we do not anticipate paying cash dividends for the foreseeable future.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Cooley Godward Kronish LLP, San Diego, California.

EXPERTS

The financial statements for the years ended December 31, 2005 and 2004 and the related management’s report on the effectiveness of internal control over financial reporting for the year ended December 31, 2005 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The statements of operations, stockholders equity, and cash flows of Vical Incorporated for the year ended December 31, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a public company, and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may call the SEC at 1-800-732-0330 to obtain information on the operation of the SEC’s public reference room. You may also access information we file electronically with the SEC by visiting the SEC’s Internet website at www.sec.gov.

We make available, free of charge, on our Internet website at www.vical.com, our reports on Forms 10-K, 10-Q and 8-K, and amendments thereto, as soon as reasonably practical after we file such materials with the SEC. Any information that is included on or linked to our Internet website is not a part of this prospectus or any related registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus. Information that we file with the SEC after the effective date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the shares of common stock that are part of this offering are sold.

The following documents filed with the SEC are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006, and September 30, 2006;

•	our proxy for our annual meeting of stockholders on May 19, 2006, filed with the SEC on April 17, 2006;

•	our Current Reports on Form 8-K, filed with the SEC on:

•	January 12, 2006,

•	March 31, 2006,

•	May 24, 2006,

•	May 30, 2006,

•	June 8, 2006, as amended on June 13, 2006,

•	August 10, 2006,

•	August 25, 2006,

•	October 17, 2006,

•	October 19, 2006, and

•	January 8, 2007;

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 8, 1993; and

•	all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before termination of this offering.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing us at the following address or telephoning us at the following phone number:

Vical Incorporated

10390 Pacific Center Court

San Diego, California 92121

(858) 646-1100

$111,556,478

Preferred Stock

Common Stock

Vical Incorporated

Prospectus

                    , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the SEC registration fee and estimates of our other expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, if any:

SEC registration fee	$8,560	*
Legal fees and expenses	$125,000
Accounting fees and expenses	$35,000
Miscellaneous	$6,440

Estimated total	$175,000

*	Does not include $3,377 in registration fees previously paid pursuant to the registration of $31,556,478 in the aggregate of common stock and preferred stock on Form S-3 (Registration No. 333-1313070), remaining unsold and included herein pursuant to Rule 429(a) under the Securities Act.

Item 15.	Indemnification of Directors and Officers

Section 145 of the DGCL generally allows us to indemnify directors and officers for all expenses, judgments, fines and amounts in settlement actually paid and reasonably incurred in connection with any proceedings so long as such party acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceedings, if such party had no reasonable cause to believe his or her conduct to be unlawful. Indemnification may only be made by us if the applicable standard of conduct set forth in Section 145 has been met by the indemnified party upon a determination made (i) by our board of directors by a majority vote of the directors who are not parties to such proceedings, even though less than a quorum, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the stockholders.

Article X of our Restated Certificate of Incorporation provides for indemnification of our directors and officers, and Article V of our Bylaws provides for indemnification of our directors, officers, employees and other agents, to the maximum extent permitted by the DGCL. We have entered into indemnification agreements with our officers and directors. In addition, we maintain a policy providing directors’ and officers’ liability insurance.

Item 16.	Exhibits

Exhibit Number	Description
1.1*	Underwriting Agreement

4.1(1)	Restated Certificate of Incorporation

4.2(2)	Certificate of Amendment to Restated Certificate of Incorporation

4.3(3)	Amended and Restated Bylaws

4.4(4)	Specimen Common Stock Certificate

5.1**	Opinion of Cooley Godward Kronish LLP

12.1**	Statement Regarding the Computation of Ratio of Combined Fixed Charges and Preference Dividends to Earnings

23.1**	Consent of Cooley Godward Kronish LLP (reference is made to Exhibit 5.1 hereto)

23.2**	Consent of Deloitte & Touche LLP

23.3**	Consent of KPMG LLP

24.1**	Power of Attorney (reference is made to the signature pages hereto)

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**	Filed herewith.
(1)	Incorporated by reference to Exhibit 3.1(i) filed with the Company’s Registration Statement on Form S-3 (No. 33-95812) filed on August 15, 1995.
(2)	Incorporated by reference to Exhibit 4.2 filed with the Company’s Registration Statement on Form S-8 (No. 333-135266) filed on June 23, 2006.
(3)	Incorporated by reference to Exhibit 3.1(ii) filed with the Company’s Registration Statement on Form S-3 (No. 33-95812) filed on August 15, 1995.
(4)	Incorporated by reference to Exhibit 4.1 filed with the Company’s Registration Statement on Form S-3 (No. 33-95812) filed on August 15, 1995.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a)

of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 12, 2007.

VICAL INCORPORATED

By:	/s/ VIJAY B. SAMANT
Vijay B. Samant President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vijay B. Samant and Jill M. Church, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for as and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection herewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ VIJAY B. SAMANT Vijay B. Samant	President, Chief Executive Officer and Director (Principal Executive Officer)	January 12, 2007

/s/ JILL M. CHURCH Jill M. Church	Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	January 12, 2007

/s/ R. GORDON DOUGLAS R. Gordon Douglas	Chairman of the Board of Directors	January 12, 2007

/s/ ROBERT H. CAMPBELL Robert H. Campbell	Director	January 12, 2007

/s/ GARY A. LYONS Gary A. Lyons	Director	January 12, 2007

/s/ ROBERT C. MERTON, PH.D. Robert C. Merton, Ph.D.	Director	January 12, 2007

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Underwriting Agreement

4.1(1)	Restated Certificate of Incorporation

4.2(2)	Certificate of Amendment to Restated Certificate of Incorporation

4.3(3)	Amended and Restated Bylaws

4.4(4)	Specimen Common Stock Certificate

5.1**	Opinion of Cooley Godward Kronish LLP

12.1**	Statement Regarding the Computation of Ratio of Combined Fixed Charges and Preference Dividends to Earnings

23.1**	Consent of Cooley Godward Kronish LLP (reference is made to Exhibit 5.1 hereto)

23.2**	Consent of Deloitte & Touche LLP

23.3**	Consent of KPMG LLP

24.1**	Power of Attorney (reference is made to the signature pages hereto)

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**	Filed herewith.
(1)	Incorporated by reference to Exhibit 3.1(i) filed with the Company’s Registration Statement on Form S-3 (No. 33-95812) filed on August 15, 1995.
(2)	Incorporated by reference to Exhibit 4.2 filed with the Company’s Registration Statement on Form S-8 (No. 333-135266) filed on June 23, 2006.
(3)	Incorporated by reference to Exhibit 3.1(ii) filed with the Company’s Registration Statement on Form S-3 (No. 33-95812) filed on August 15, 1995.
(4)	Incorporated by reference to Exhibit 4.1 filed with the Company’s Registration Statement on Form S-3 (No. 33-95812) filed on August 15, 1995.